Exhibit 10.3
Execution Version

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Eighth Amendment”), dated as of January 29, 2020 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”) and Citibank N.A. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”), as the designated lender of 2020 Replacement Term Loans referred to below (in such capacity, the “Designated 2020 Replacement Term Lender”) and as the lender of 2020 Incremental Term Loans referred to below (in such capacity, the “2020 Incremental Term Loan Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 (as amended by that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended by that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 22, 2016, as further amended by that certain Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of June 14, 2017, as further amended by that certain Fourth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of August 21, 2017, as further amended by that certain Fifth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 17, 2018, as further amended by that certain Sixth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of December 10, 2018, as further amended by that certain Seventh Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of November 8, 2019 and as further amended, amended and restated, supplemented or otherwise modified to but not including the Eighth Amendment Effective Date as defined below, the “Credit Agreement”);
WHEREAS, on the date hereof, there are outstanding 2017 Replacement Term Loans and 2018 Incremental Term Loans (together, with the 2017 Replacement Term Loans, the “Existing Term Loans”) under the Credit Agreement in an aggregate principal amount of $1,202,190,721.64;
WHEREAS, pursuant to Section 10.08(e) of the Credit Agreement, the Borrower desires to refinance in full the Existing Term Loans with the proceeds of the 2020 Replacement Term Loans (as defined below) (the “Refinancing”);
WHEREAS, in accordance with Section 2.27 of the Credit Agreement, the Borrower hereby notifies the Administrative Agent of its request for Incremental Term Loan Commitments (the “2020 Incremental Term Loan Commitment”) for $17,809,278.36 of Incremental Term Loans (the “2020 Incremental Term Loans”) to be made available by the 2020 Incremental Term Loan Lender (as defined below) with respect to such 2020 Incremental Term Loans in the amount specified therefor on Schedule 1 hereto and requests that the Administrative Agent waive any applicable notice period otherwise required by Section 2.27(a)(i) of the Credit Agreement;
WHEREAS, the 2020 Incremental Term Loan Lender is willing to provide the 2020 Incremental Term Loan Commitment in the amount set forth opposite its name in Schedule 1 hereto, subject to and on the terms and conditions set forth herein and in the Credit Agreement; and
WHEREAS, the Borrower, the Administrative Agent, the Designated 2020 Replacement Term Lender and the 2020 Incremental Term Loan Lender wish to amend the Credit Agreement to provide for (i) the Refinancing, (ii) the incurrence of the 2020 Incremental Term Loans and (iii) certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Credit Agreement Amendments. Effective as of the Eighth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“2020 Incremental Term Loan Commitment” shall mean the Term Loan Commitment of the 2020 Incremental Term Loan Lender to make the 2020 Incremental Term Loans.
“2020 Incremental Term Loan Commitment Schedule” shall mean the schedule of 2020 Incremental Term Loan Commitments of the 2020 Incremental Term Lender provided to the Borrower on the Eighth Amendment Effective Date by the Administrative Agent pursuant to the Eighth Amendment.
“2020 Incremental Term Loan Lender” means Citibank, N.A.
“2020 Incremental Term Loans” shall be the incremental Term Loans incurred pursuant to the Eighth Amendment.
“2020 Replacement Term Lender” shall mean each Lender having a Term Loan Commitment to provide 2020 Replacement Term Loans or, as the case may be, with an outstanding 2020 Replacement Term Loan.
“2020 Replacement Term Loans” shall be the Term Loans incurred pursuant to the Eighth Amendment.

“2020 Replacement Term Loan Commitment” shall mean the Term Loan Commitment of each 2020 Replacement Term Lender to make 2020 Replacement Term Loans pursuant to the Eighth Amendment.
“2020 Replacement Term Loan Commitment Schedule” shall mean the schedule of 2020 Replacement Term Loan Commitments of each 2020 Replacement Term Lender provided to the Borrower on the Eighth Amendment Effective Date by the Administrative Agent pursuant to the Eighth Amendment.
“2020 Term Loans” shall mean, collectively, the 2020 Replacement Term Loans and the 2020 Incremental Term Loans.
“Eighth Amendment” shall mean the Eighth Amendment to First Amended and Restated Credit and Guaranty Agreement, dated as of January 29, 2020, by and among Parent, the Borrower, the Administrative Agent, the 2020 Replacement Term Lenders, the 2020 Incremental Term Loan Lender and Citibank N.A., in its capacity as the designated Lender of 2020 Replacement Term Loans.
“Eighth Amendment Effective Date” shall have the meaning provided in the Eighth Amendment.
(b)The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Applicable Margin” shall mean (a)(x) with respect to Revolving Loans in respect of Sixth Amendment Extended Revolving Commitments (i) that are Eurodollar Loans, 2.00% per annum and (ii) that are ABR Loans, 1.00% per annum and (y) with respect to Revolving Loans in respect of Seventh Amendment Non-Extended Revolving Commitments (i) that are Eurodollar Loans, 2.25% per annum and (ii) that are ABR Loans, 1.25% per annum and (b) with respect to 2020 Term Loans (i) that are Eurodollar Loans, 1.75% per annum and (ii) that are ABR Loans 0.75% per annum.”
(c)The definition of “Class” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Class” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, 2020 Term Loans or Incremental Term Loans that are not 2020 Term Loans or other tranche or sub-tranche of Term Loans or Revolving Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Loan Commitment. In addition, any extended tranche of Term Loans or Revolving Commitments shall constitute a Class of Loans separate from which they were converted. Notwithstanding anything to the contrary, any

Loans or Revolving Commitments having the exact same terms and conditions shall be deemed a part of the same Class.”
(d)The definition of “Fifth Amendment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “2018 Incremental Term Loan Lender” where it appears and replacing it with “Lender party thereto”.
(e)The definition of “First Amendment and Restatement Agreement” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “each 2015 Term Loan Lender” where it appears and replacing it with “the Lenders party thereto”.
(f)The definition of “LIBO” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “2017 Replacement Term Loans” where it appears and replacing it with “2020 Term Loans”.
(g)The definition of “Repricing Event” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Repricing Event” shall mean (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2020 Term Loans with the proceeds of, or any conversion of 2020 Term Loans into, any new or replacement Class of, or new facility of, syndicated term loans by the Borrower in the principal amount of the 2020 Term Loans prepaid, repaid, refinanced, substituted, replaced or converted and secured by the Collateral (including Replacement Term Loans or other term loans under this Agreement) having an “effective yield,” determined by the Administrative Agent in consultation with the Borrower (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over four years) paid to the lenders providing such Indebtedness, but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans), less than the “effective yield” applicable to the 2020 Term Loans being prepaid, repaid, refinanced, substituted, replaced or converted (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment to this Agreement (including pursuant to a Replacement Term Loan or other term loans under this Agreement) to the 2020 Term Loans or any tranche thereof which reduces the “effective yield” applicable to such 2020 Term Loans (as determined on the same basis as provided in clause (a)), in each case only if the primary purpose of such prepayment, repayment, substitution, replacement or amendment was to reduce the “effective yield” applicable to such 2020 Term Loans.”
(h)The definition of “Second Amendment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “2016 Replacement Term Lenders” where it appears and replacing it with “Lenders party thereto” and deleting “of 2016 Replacement Term Loans” from the end of the definition.

(i)The definition of “Term Loan” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Term Loan” shall mean the 2020 Term Loans and any other Class of Term Loan hereunder.”
(j)The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder and, (i) in the case of the 2020 Replacement Term Loans issued on the Eighth Amendment Effective Date, in an aggregate principal amount not to exceed the amount set forth under the heading “2020 Replacement Term Loan Commitment” opposite its name in the 2020 Replacement Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof and (ii) in the case of the 2020 Incremental Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “2020 Incremental Term Loan Commitment” opposite its name in the 2020 Incremental Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the 2020 Replacement Term Loan Commitments as of the Eighth Amendment Effective Date is $1,202,190,721.64. The aggregate amount of the 2020 Incremental Term Loan Commitments as of the Eighth Amendment Effective Date is $17,809,278.36.”
(k)The definition of “Term Loan Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Term Loan Maturity Date” shall mean, with respect to (a) 2020 Term Loans that have not been extended pursuant to Section 2.28, January 29, 2027 and (b) with respect to Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Term Lenders (as the same may be further extended pursuant to Section 2.28).”
(l)The definition of “Third Amendment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “2017 Replacement Term Lenders” where it appears and replacing it with “Lenders party thereto” and deleting “of 2017 Replacement Term Loans” from the end of the definition.
(m)Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety: “2015 Term Loan Lender”, “2015 Term Loans”, “2016 Replacement Term Lender”, “2016 Replacement Term Loans”, “2016 Replacement Term Loan Commitment”, “2016 Replacement Term Loan Commitment Schedule”, “2017 Replacement Term

Lender”, “2017 Replacement Term Loans”, “2017 Replacement Term Loan Commitment”, “2017 Replacement Term Loan Commitment Schedule”, “2018 Incremental Term Loan Commitment”, “2018 Incremental Term Loan Commitment Schedule”, “2018 Incremental Term Loan Lender”, “2018 Incremental Term Loans”, “Engagement Letter”, “Fifth Amendment Effective Date” and “Second Amendment Effective Date”.
(n)Section 2.01(b) is hereby amended and restated in its entirety as follows:
“Term Loan Commitments. On the Eighth Amendment Effective Date, each 2020 Replacement Term Lender agrees to make to the Borrower the 2020 Replacement Term Loans denominated in Dollars in an aggregate principal amount equal to such 2020 Replacement Term Lender’s 2020 Replacement Term Loan Commitment and the 2020 Incremental Term Loan Lender agrees to make to the Borrower the 2020 Incremental Term Loans denominated in Dollars in an aggregate principal amount equal to the 2020 Incremental Term Loan Lender’s 2020 Incremental Term Loan Commitment in accordance with the terms and conditions of the Eighth Amendment.”
(o)Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Loans hereunder (including pursuant to a refinancing with Eurodollar Loans and including any request to continue, or to convert to, Eurodollar Loans) shall be deemed a request for a Borrowing of ABR Loans. Notwithstanding any provision to the contrary set forth in this Agreement, in the event the Administrative Agent determines, pursuant to and in accordance with this Section 2.09, that reasonable means do not exist for ascertaining the applicable LIBO Rate and the Administrative Agent and the Borrower mutually determine that the syndicated loan market has broadly accepted a replacement standard for the LIBO Rate, then the Administrative Agent and Borrower may, without the consent of any Lender, amend this Agreement to adopt such new broadly accepted market standard and to make such other changes as shall be necessary or appropriate in the good faith determination of the Administrative Agent and the Borrower in order to implement such new market standard herein and in the other Loan Documents.”

(p)Section 2.10(b) is hereby amended and restated in its entirety as follows:
“(b) The principal amounts of the 2020 Term Loans shall be repaid in consecutive annual installments beginning on the first anniversary of the Eighth Amendment Effective Date (each, an “Installment”) of 1.00% of the sum of (i) the original aggregate principal amount of the 2020 Term Loans made on the Eighth Amendment Effective Date plus (ii) the original aggregate principal amount of any Incremental Term Loans of the same Class as the 2020 Term Loan from time to time after the Eighth Amendment Effective Date occurring prior to the Term Loan Maturity Date with respect to such 2020 Term Loans. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any mandatory or voluntary prepayments of the 2020 Term Loans in accordance with Sections 2.12 and 2.13, as applicable, and (2) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Termination Date.”
(q)Section 2.13(a) is hereby amended by (i) deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2020 Term Loans”, (ii) deleting “Third Amendment” each place it appears and replacing it with “Eighth Amendment” and (iii) deleting “Third Amendment Effective Date” each place it appears and replacing it with “Eighth Amendment Effective Date”.
(r)Section 2.13(d) is hereby amended by (A) deleting the second to last sentence therein, (B) deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2020 Term Loans” and (C) deleting “Fifth Amendment Effective Date” and replacing it with “Eighth Amendment Effective Date”.
(s)Section 2.19 is hereby amended and restated in its entirety as follows:     “[Reserved].”
(t)Section 2.27(c) is hereby amended by deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2020 Term Loans”.
(u)The proviso in Section 3.08 is hereby deleted in its entirety.
Section 10.01(a) is hereby amended by deleting “American Airlines, Inc., 4333 Amon Carter Boulevard, Mail Drop 5662, Fort Worth, TX 76155, facsimile: ###” where it appears and replacing it with “American Airlines, Inc., 1 Skyview Drive, MD 8B361, Fort Worth, Texas, 76155, facsimile: ###”.
Notwithstanding anything in this Eighth Amendment or the Credit Agreement to the contrary, the Administrative Agent hereby waives the minimum notice required by Section 2.27(a) of the Credit Agreement in connection with the establishment of the 2020 Incremental Term Loan Commitment.

SECTION TWO - Certain Terms Applicable to 2020 Term Loans.
(a)Subject to the satisfaction (or waiver) of the conditions set forth in Section Four hereof, the 2020 Replacement Term Lenders hereby agree to make 2020 Replacement Term Loans (as defined below) to the Borrower on the Eighth Amendment Effective Date (as defined below) in the aggregate principal amount of $1,202,190,721.64, which shall be used solely to refinance in full all outstanding Existing Term Loans and to pay fees and expenses relating to this Eighth Amendment.
(b)As of the Eighth Amendment Effective Date, immediately prior to the effectiveness of the Eighth Amendment, the Administrative Agent has prepared and provided a true and correct copy to the Borrower of a schedule (the “2020 Replacement Term Loan Commitments Schedule”) which sets forth the allocated commitments received by it (the “2020 Replacement Term Loan Commitments”) from the Lenders providing the 2020 Replacement Term Loans (the “2020 Replacement Term Lenders”). The Administrative Agent has notified each 2020 Replacement Term Lender of its allocated 2020 Replacement Term Loan Commitment, and each of the 2020 Replacement Term Lenders has provided the Administrative Agent with an executed consent approving this amendment and agreeing to the obligations set forth in this Amendment (each such consent, a “Lender Consent”). On the Eighth Amendment Effective Date, all Existing Term Loans shall be refinanced in full as follows:
i.the outstanding aggregate principal amount of Existing Term Loans of each Lender which does not have a 2020 Replacement Term Loan Commitment (each, a “Non-Converting Term Lender”) shall be repaid in full in cash;
ii.to the extent any Lender has a 2020 Replacement Term Loan Commitment that is less than the full outstanding aggregate principal amount of Existing Term Loans of such Lender, such Lender shall be repaid in cash in an amount equal to the difference between the outstanding aggregate principal amount of Existing Term Loans of such Lender and such Lender’s 2020 Replacement Term Loan Commitment (the “Non-Converting Term Portion”);
iii.the outstanding aggregate principal amount of Existing Term Loans of each Lender which has a 2020 Replacement Term Loan Commitment (each, a “Converting Term Lender,” and, together with the Non-Converting Term Lenders, the “Existing Term Lenders”) shall automatically be converted into 2020 Replacement Term Loans (a “Converted 2020 Replacement Term Loan”) in a principal amount equal to such Converting Term Lender’s Existing Term Loans outstanding on the Eighth Amendment Effective Date immediately prior to such conversion, less an amount equal to any Non-Converting Term Portion; and
iv.(1) each 2020 Replacement Term Lender that is not an Existing Term Lender (each, a “New Term Lender”) and (2) each Converting Term Lender with a 2020 Replacement Term Loan Commitment in an amount in excess of the aggregate principal amount of Existing Term Loans of such Converting Term Lender (such d ifference, the “New Term Commitment”), agrees to make to the Borrower a new Term Loan (each, a “New Term Loan” and, collectively, the “New Term Loans” and, together with the Converted 2020 Replacement Term Loans, the “2020 Replacement Term Loans”) in a principal amount equal to such Converting Term Lender’s New Term Commitment or such New Term Lender’s 2020 Replacement Term Loan Commitment, as the case may be, on the Eighth Amendment Effective Date, which 2020 Replacement Term Loans shall be subject to the terms of the Credit Agreement after giving effect to this Eighth Amendment.
(c)On the Eighth Amendment Effective Date, each 2020 Replacement Term Lender hereby agrees to fund its 2020 Replacement Term Loans in an aggregate principal amount equal to such 2020 Replacement Term Lender’s 2020 Replacement Term Loan Commitment as follows: (x) each Converting Term Lender shall fund its 2020 Replacement Term Loans to the Borrower by converting its then outstanding principal amount of Existing Term Loans into 2020 Replacement Term Loans in an equal principal amount as provided in clause (ii)(y) above, (y) (1) each Converting Term Lender with a New Term Commitment shall fund in cash an amount equal to its New Term Commitment to the Designated 2020 Replacement Term Lender and (2) each New Term Lender shall fund in cash an amount equal to its 2020 Replacement Term Loan Commitment to the Designated 2020 Replacement Term Lender, and (z) the Designated 2020 Replacement Term Lender shall fund in cash to the Borrower an amount equal to the New Term Commitment of each Converting Term Lender and the 2020 Replacement Term Loan Commitment of each New Term Lender.
(d)All outstanding Borrowings of Existing Term Loans shall continue in effect for the equivalent principal amount of 2020 Replacement Term Loans after the Eighth Amendment Effective Date and each resulting “borrowing” of 2020 Replacement Term Loans and 2020 Incremental Term Loans shall be deemed to constitute a new deemed “borrowing” under the Credit Agreement and be subject to the same Interest Period (and the same LIBO Rate) applicable to the Existing Term Loans to which it relates immediately prior to the Eighth Amendment Effective Date, which Interest Period shall continue in effect (until such Interest Periods expire, at which time subsequent Interest Periods shall be determined in accordance with the provisions of Section 2.05 of the Credit Agreement). New Term Loans and 2020 Incremental Term Loans shall be initially incurred as Eurodollar Loans. New Term Loans shall be allocated ratably to the outstanding deemed “borrowings” of 2020 Replacement Term Loans on the Eighth Amendment Effective Date. Each such Borrowing of New Term Loans and 2020 Incremental Term Loans shall be subject to (x) an Interest Period which commences on the Eighth Amendment Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans and (y) the same LIBO Rate applicable to the 2020 Replacement Term Loans. The 2020 Replacement Term Loans of each 2020 Replacement Term Lender shall be allocated ratably to such Interest Periods (based upon the relative principal amounts of Borrowings of Existing Term Loans subject to such Interest Periods immediately prior to the Eighth Amendment Effective Date), with the effect being that Existing Term Loans which are converted into Converted 2020 Replacement Term Loans hereunder shall continue to be subject to the same Interest Periods and any 2020 Replacement Term Loans that are funded in cash on the Eighth Amendment Effective Date shall be ratably allocated to the various Interest Periods as described above.
(e)On the Eighth Amendment Effective Date, the Borrower shall pay in cash (i) all interest accrued on the Existing Term Loans through the Eighth Amendment Effective Date and (ii) to each Non-Converting Term Lender and each Converting Term Lender with a Non-Converting Term Portion, any breakage loss or expenses due under Section 2.15 of the Credit Agreement (it being understood that existing Interest Periods of the Existing Term Loans held by 2020 Replacement Term Lenders prior to the Eighth Amendment Effective Date shall continue on and after the Eighth Amendment Effective Date and shall accrue interest in accordance with Section 2.07 of the Credit Agreement on and after the Eighth Amendment Effective Date). Each Converting Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 3.15 of the Credit Agreement with respect to the repayment of that portion of its Existing Term Loans with the proceeds of Converted 2020 Replacement Term Loans.
(f)On the Eighth Amendment Effective Date, all promissory notes, if any, evidencing the Existing Term Loans shall be automatically cancelled, and any 2020 Replacement Term Lender may request that its 2020 Replacement Term Loan be evidenced by a promissory note pursuant to Section 2.10(f) of the Credit Agreement.
SECTION THREE - Titles and Roles. The parties hereto agree that, as of the Eighth Amendment Effective Date and in connection with the Eighth Amendment:
(a)Each of Citi, Barclays, CS Securities, DBSI, GSLP, JPMCB, ICBNC, ML, MS, SMBC, BNP Securities, CA-CIB, HSBC, MUFG, Standard, US Bank and BOKF (each as defined in the Engagement Letter dated January 13, 2020, by and between, inter alios, the Borrower and the Lead Arrangers (as defined below) (as amended, modified, or supplemented from time to time, the “Engagement Letter”)) and any permitted assignees under the Engagement Letter, shall be designated as, and perform the roles associated with, a joint lead arranger and bookrunner (in such capacity, collectively, the “Lead Arrangers”);
(b)each of Citi, Barclays, CS Securities, DBSI, GSLP, ICBC, JPMCB, BofA Securities, Inc., MS and SMBC shall be designated as, and perform the roles associated with, a syndication agent; and
(c)each of BNP Securities, CA-CIB, HSBC, MUFG, SCB, US Bank, and BOKF shall be designated as, and perform the roles associated with, a documentation agent.
For the avoidance of doubt, the provisions of Section 10.04 of the Credit Agreement shall apply to, and inure to the benefit of, each Lead Arranger, each Syndication Agent and each Documentation Agent in connection with their respective roles hereunder.
SECTION FOUR - Conditions to Effectiveness. The provisions of Section One of this Eighth Amendment shall become effective on the date (the “Eighth Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(a)The Borrower, the Guarantor, the Administrative Agent, the 2020 Incremental Term Loan Lender, and the 2020 Designated Replacement Term Lender shall have signed a counterpart hereof (whether the same or different counterparts), and the 2020 Replacement Term Lenders shall have signed a counterpart of its Lender Consent and each shall have delivered the same to Milbank LLP, 55 Hudson Yards, New York, NY 10001, attention: Joshua Forman;
(b)all reasonable invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement or the Engagement Letter (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this Eighth Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the Eighth Amendment Effective Date (or such shorter period as may be agreed by the Borrower);
(c)the Administrative Agent shall have received an Officer’s Certificate certifying as to the Collateral Coverage Ratio in accordance with Section 4.02(d) of the Credit Agreement;
(d)the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for the Borrower and the Guarantor addressed to the Administrative Agent, the 2020 Incremental Term Loan Lender and the 2020 Replacement Term Lenders party hereto, and dated the Eighth Amendment Effective Date;
(e)the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Eighth Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this Eighth Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (e)), (ii) attaching each constitutional document of each Loan Party or certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the Eighth Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);
(f)the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section 3(f), the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2018, included in Parent’s Annual Report on Form 10-K for 2018 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended September 30, 2019, Annual Report on Form 10-K for 2018 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2018 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Eighth Amendment and (B) as to the absence of any event occurring and continuing, or resulting from this Eighth Amendment on, the Eighth Amendment Effective Date, that constitutes a Default or Event of Default;
(g)the conditions to the establishment of the 2020 Incremental Term Loan Commitment pursuant to this Eighth Amendment set forth in Section 2.27(b)(i) and (ii) of the Credit Agreement shall have been satisfied; and
(h)the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03(b) of the Credit Agreement not later than 1:00 p.m. New York City time one (1) Business Day before the Eighth Amendment Effective Date or such shorter time as the Administrative Agent may agree.
SECTION FIVE - No Default; Representations and Warranties. In order to induce the 2020 Replacement Term Lenders, the 2020 Incremental Term Loan Lender and the Administrative Agent to enter into this Eighth Amendment, the Borrower represents and warrants to each of the 2020 Replacement Term Lenders, the 2020 Incremental Term Loan Lender and the Administrative Agent that, on and as of the date hereof after giving effect to this Eighth Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this Eighth Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section Five, the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2018, included in Parent’s Annual Report on Form 10-K for 2018 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended September 30, 2019, Annual Report on

Form 10-K for 2018 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2018 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Eighth Amendment.
SECTION SIX - Confirmation. The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are, and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents shall include, without limitation, all obligations of the Borrower with respect to the 2020 Term Loans (after giving effect to this Eighth Amendment) and all obligations of the Guarantor with respect to the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (including the Obligations under the 2020 Term Loans incurred pursuant to this Eighth Amendment) pursuant to the Collateral Documents.
SECTION SEVEN - Reference to and Effect on the Credit Agreement. On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Eighth Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Eighth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Eighth Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Eighth Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION EIGHT - Execution in Counterparts. This Eighth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Eighth Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.
SECTION NINE - Governing Law. THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION TEN - Miscellaneous.    (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.

(b)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Eighth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Term Loan Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered as of the day and year first above written.

AMERICAN AIRLINES, INC., as the Borrower

By:     /s/ Thomas T. Weir
Name:    Thomas T. Weir
Title:    Vice President and Treasurer

AMERICAN AIRLINES GROUP INC., as Parent and Guarantor

By:     /s/ Thomas T. Weir
Name:    Thomas T. Weir
Title:    Vice President and Treasurer

-Signature Page-
Eighth Amendment to A&R Credit and Guaranty Agreement

CITIBANK N.A.,
as Administrative Agent

By: /s/ Matthew Burke
Name:    Matthew Burke
Title:    Vice President

-Signature Page-
Eighth Amendment to A&R Credit and Guaranty Agreement

CITIBANK N.A.,
as the Designated 2020 Replacement Term Lender,
a 2020 Replacement Term Lender, and as the 2020 Incremental Term Loan Lender

By: /s/ Matthew Burke
Name:    Matthew Burke
Title:    Vice President

-Signature Page-
Eighth Amendment to A&R Credit and Guaranty Agreement

Schedule I

2020 Incremental Term Loan Lender	2020 Incremental Term Loan Commitment
Citibank, N.A.	$17,809,278.36
Total	$17,809,278.36